EXHIBIT 99.1

OneSource Results Continue to Improve for the First Quarter of 2003

SCOTTSDALE, Ariz., May 28, 2003 (PRIMEZONE) -- OneSource Technologies, Inc. (OTCBB:OSRC) reported consolidated revenues of $777 thousand for the quarter ended March 31, 2003, a 14% increase over first quarter 2002 revenues of $679 thousand. Operating Profit and Net Loss of $22 thousand (less than $0.00 per share) and $12 thousand (less than $0.00 per share) respectively were also reported for the quarter-ended March 31, 2003 compared to Operating Losses and Net Losses of $73 thousand (less than $0.00 per share) and $110 thousand (less than $0.00 per share) respectively for the quarter ended March 31, 2002.

"First quarter 2003 results continue to show improvement," said Michael Hirschey, CEO of the Company. "Operational problems in the Company's maintenance division have been rectified and the Company's supplies division continues to contribute positive cash flow," continued Hirschey. "Now that the constructive effects of restructuring and realignment changes implemented last year are being realized, management is now focused on growing the business," added Hirschey. "We will continue though, to enhance infrastructure, management and operational processes throughout 2003 so the Company can regain the momentum it enjoyed in the past," concluded Hirschey.

About OneSource

OneSource is engaged in three closely related and complementary lines of IT and business equipment support products and services, 1) equipment maintenance services, 2) equipment installation and integration services, and 3) value-added equipment supply sales. Each segment also utilizes the Internet to facilitate distribution of its service and product offerings. OneSource is a leader in the technology equipment maintenance and service industry and is the inventor of the unique OneSource Flat-Rate Blanket Maintenance System(tm). This innovative patent pending program provides customers with a Single Source for all general office, computer and peripheral and industry-specific equipment technology maintenance and installation services.

OneSource's Cartridge Care division is a quality leader in remanufactured toner cartridge distribution in the southwest and is the supplier of choice for a number of Fortune 1000 companies in that region. OneSource has realigned this division and invested heavily in eCommerce initiatives to stage the division for substantial expansion over the next two years to enable Cartridge Care to extend its high-quality reputation beyond its southwestern regional roots.

Product and Company names mentioned herein are for identification purposes and may be trademarked or registered trademarks of their respective companies. This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 as amended, and is subject to the safe harbors created by those sections.

 ONESOURCE TECHNOLOGIES, INC.
 CONSOLIDATED BALANCE SHEET
 AS OF MARCH 31, 2003

 ASSETS

 CURRENT ASSETS:
     Cash                                            $  211,436
     Accounts receivable                                251,390
     Inventories                                        209,954
     Other current assets                                 6,836
                                                     ----------
         Total current assets                           679,616
                                                     ----------
 PROPERTY AND EQUIPMENT, net of
  accumulated depreciation of $ 187,427                  94,862
 GOODWILL                                               235,074
 DEFERRED INCOME TAXES                                  140,187

 OTHER ASSETS                                             5,028
                                                     ==========
 TOTAL ASSETS                                        $1,154,766
                                                     ==========

 LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES:
     Accounts payable                                   159,575
     Accrued expenses and other liabilities             346,760
     Deferred revenue                                   203,074
     Bank line of credit                                 50,000
     Current portion capital leases                       1,787
     Current portion of debt                            901,686
                                                     ----------
          Total current liabilities                   1,662,882
                                                     ----------

 INSTALLMENT NOTES - LONG-TERM PORTION                    4,776

                                                     ----------
 TOTAL LIABILITIES                                    1,667,657
                                                     ----------
 STOCKHOLDERS' DEFICIT
  Preferred Stock, $.001 par value, 1,000,000
   shares authorized, none issued
  Common Stock, $.001 par value, 50,000,000
   shares authorized, 35,853,317                           --
   issued and outstanding at March 31, 2003              35,853
  Paid in capital                                     2,724,794
  Accumulated deficit                                (3,273,538)
                                                     ----------
                                                       (512,891)
                                                     ==========
 TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT         $1,154,766
                                                     ==========

 ONESOURCE TECHNOLOGIES, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THREE MONTHS ENDING MARCH 31

                                                YTD             YTD
                                               2003             2002
                                            -------------------------
 REVENUE, net                                $ 776,757     $ 678,990
 COST OF REVENUE                               480,768       490,196
                                           -------------------------
            GROSS PROFIT                       295,989       188,794

 GENERAL AND ADMINISTRATIVE EXPENSES           268,311       255,453
 SELLING AND MARKETING EXPENSES                  5,230         6,605
                                           -------------------------
            Operating Income (Loss)             22,448       (73,264)

 OTHER INCOME (EXPENSE)
  Interest expense                             (34,879)      (35,109)
  Other income (expense)                            82        (2,093)
                                           -------------------------
            Total other expense                (34,796)      (37,202)
                                           -------------------------
 PROFIT/(LOSS) BEFORE EXTRAORDINARY
   ITEMS AND INCOME TAXES                      (12,348)     (110,467)

 EXTRAORDINARY ITEMS                              --            --
                                           -------------------------
  Total extraordinary items                       --            --
                                           -------------------------
 NET PROFIT/(LOSS)                           $ (12,348)    $(110,467)
                                           =========================
 PROFIT PER SHARE -
 Basic before loss from
  discontinued operation                     $  (0.00)     $   (0.00)
 Loss from discontinued operation                 (a)           (a)
 Net Income                                  $  (0.00)     $   (0.00)

 Diluted before loss
  from discontinued operation                $    --       $     --
 Loss from discontinued operation                 (a)           (a)
 Net Income                                  $  (0.00)     $   (0.00)

 Weighted Average Shares Outstanding:
   Basic                                   35,853,317     24,963,317
   Diluted                                 35,853,317     24,963,317

   (a) Less than $0.00 per share

                         ONESOURCE TECHNOLOGIES, INC.
                              Management Comments
                                 March 31, 2003

Introduction

The financial results discussed herein include the consolidated operations of OneSource Technologies, Inc, (hereinafter "OneSource" and/or "the Company") for the three months ended March 31, 2003, and 2002. OneSource is engaged in three closely related and complimentary lines of technology and business equipment support activities; 1) equipment maintenance services, ("Maintenance") 2) equipment installation services, ("Installation") and 3) value added equipment supply sales, ("Supplies"). OneSource is a leader in the technology equipment maintenance and service industry and is the inventor of the unique OneSource Flat-Rate Blanket Maintenance System(. This program provides customers with a Single Source for all general office, computer and peripheral and industry specific equipment technology maintenance, installation and supplies products.

Summary of Operations

Operating results are improved in the three months ended March 31, 2003 compared to the same period in fiscal 2002. The following table summarizes the comparative results for the two periods:

 Summary of Operations                           2003         2002
   Revenues                                   $ 776,757    $ 678,990
   Cost of Revenue                            $ 480,768    $ 490,196
   Gross Margin                               $ 295,989    $ 188,794
   Selling General and Administrative
    Costs                                     $ 273,541    $ 262,058
   Operating Loss before Extraordinary Gain   $  22,448    $ (73,264)
   Other Income (Expense)                     $ (34,797)   $ (37,202)
   Income Tax Benefit                         $   --       $ (20,445)
   Net Profit (Loss)                          $ (12,349)   $(110,466)

Operations for the first three months of 2003 show significantly improved results with an eighty nine (89%) decrease in the 2003 Net Loss compared to March 31, 2002.

While consolidated revenues increased by about fourteen percent (14%) in 2003 compared to 2002, consolidated cost of revenues decreased two percent (2%) resulting in higher consolidated gross profit by fifty six (56%) for the three months ended March 31, 2003 compared to the same period in 2002. This reflects the continuing efforts to control parts costs in its maintenance services operations. Changes implemented early in the second quarter of 2002 have shown continuing improvements to the end of the first quarter 2003 as gross margins of the maintenance division in the three months ended March 31, 2003 increased significantly to 40% versus 23% for the first three months of 2002. Management will continue to focus on this aspect of the service operations in order to continue to bring down parts usage rates.

Another factor contributing to the improved overall operating results is the five percent (5%) increase in Selling, General and Administrative costs in the three months ended March 31, 2003 compared to 2002. While the Company continues to absorb high General and Administrative costs as a percent of revenues and management continues to focus on implementing measures to bring the aggregate portion of G&A costs more in line with the Company's business model.

Revenues

Consolidated revenues increased slightly in the three months ended March 31, 2003 compared to the same period in 2002 as a result of increased revenues in the both the Maintenance and Supply divisions. Supply division revenues rose seventeen (17%) compared to 2002, while the Maintenance division rose thirteen (13%). The following tabulation shows the numbers:

 Revenues                                        2003         2002
    Maintenance                               $ 537,179    $ 474,403
    Supplies                                  $ 239,578    $ 204,587
        Total                                 $ 776,757    $ 678,990

The Company's restructuring and realignment campaign in the field services that was implemented in the final quarter of 2001 continue to show very positive trends as of the end of the first quarter of 2003. As part of this restructuring the General Manager of the supply division assumed oversight responsibility for all field service operations in the first quarter of 2002 in addition to his GM duties and accordingly was pulled away a great deal in fulfilling his new responsibilities. In the first quarter 2003, the GM was assigned to the Director of New Business position. With this change, the Supply division revenues have returned to their historical higher levels.

The thirteen percent (13%) increase in maintenance revenues for the first three months of 2003 is the result of added service commitments from existing customers and reflects the positive benefits of changes the Company has implemented that have improved maintenance customer satisfaction levels to the highest in the Company's history. Installation services were suspended in early fiscal 2001 so management could focus the Company's limited resources on improving and strengthening the Company's core maintenance and supplies division operations. To the degree installation opportunities arise in line with present geographic and staffing resources the Company will pursue and engage them but in the near-term management is concentrating on the maintenance and supplies divisions. Now that operational efficiencies and customer satisfaction levels are substantively improved management is focusing greater attention growing revenues of these divisions via both current account extensions as well as through out-bound sales and marketing efforts.

Supply division revenues increased seventeen percent (17%) in the three months ended Mach 31, 2003 compared to the same period in 2002. In addition to the position change of the division's GM noted above, supply division revenues were also affected by the division's web-based distribution delivery system, as well as the acquisition of the business of a large company, which also entered into a service agreement with the company's maintenance division. This new account continues to result in profitable margins and contributes significant new volume and positive cash flow.

Operating Costs and Gross Margins

Consolidated operating margins for the three months ended March 31, 2003 were higher compared to the three months ended March 31, 2002. Gross margins for the three months ended March 31, 2003, improved significantly to thirty eight (38%) versus twenty-eight percent (28%). Improved inventory control and field service management attribute to the improved margins. These improvements focus on strengthening management oversight and information system and process infrastructures to assure better inventory and call routing and dispatch control in the maintenance division.

Selling, General and Administrative Costs

This category of costs in the three months ended March 31, 2003 increased almost $13 thousand from the levels of the prior year, a five percent (5%) incline. While up nominally from the prior year these costs at 34% of gross revenues in the first quarter are slightly higher than the Company's business model of about 30% contemplates.

Even though already significant reductions have been achieved in each expense category, management believes there are additional limited opportunities for further cuts. Management is focused however on again growing revenues while holding the present level of overhead costs to bring the proportionate percentage in line with expected results. The following table schedules the significant general administrative cost categories:

 General and Administrative                      2003         2002
    Salaries Wages and Benefits              $  92,519    $ 134,510
    Facilities                               $  38,956    $  52,058
    Legal and Professional                   $  99,724    $  21,554
    Telecommunication Costs                  $  17,155    $  16,121
    Travel and Entertainment                 $   7,940    $     604
    Other                                    $  12,016    $  30,606

       Total                                 $ 268,310    $ 255,453

One half of the cost categories are lower in the three months ended March 31, 2003 compared to the same period in 2002. The two most significant areas of savings were overhead salaries and facility costs. While staff reductions were made in the first quarter of 2003, the new Senior Management Consulting team accounts for the higher Legal & Professional costs. Company staff has been reduced to 27 employees in 2003 from 33 at the end of 2002 with most of the reductions being made in the general overhead category. All other general administrative costs are down reflecting improvements and cuts that management has installed during fiscal 2002 to curtail and reduce operating costs, with the exception of a 6% increase in telecommunications due to additional cell phone for additional service technicians, and a substantial increase in Travel & Entertainment. The travel costs rose due to the new revenue generation efforts of the new Senior management team.

 Sales and Marketing                           2003          2002
    Salaries Commissions and Benefits        $   1,284    $   3,500
    Advertising and Promotion                $   3,581    $   2,488
    Travel and Entertainment                 $     366    $     616
       Total                                 $   5,231    $   6,604

The small decline in selling personnel costs is largely the result of the Company's turnaround restructuring activities. The paramount objective of that effort was to streamline overall operations and redirect corporate resources toward improving the Company's core maintenance and supplies division operating infrastructures and management. Consequently sales and marketing became a casualty of this redirected focus and accordingly have taken a back seat while the realignment was being implemented. Now that operational and management changes are largely in place and the attendant infrastructure improved, management is concentrating on implementing and significantly supporting the sales and marketing plans that have been heretofore on hold pending completion of the strategic redirect ional thrust of the Company.

Loss from Continuing Operations

While the Company incurred a loss from continuing operations ($12 thousand) before taxes for the three months ended March 31, 2003 versus a loss for the same period of $110 thousand in 2002. This dramatic turn around is due to a) some improvement in division operating rates, and b) the increase in revenues.

Interest and Other Income (Expense)

 Other Income (Expense)                    2003           2002
    Interest                            $ (34,879)   $   (35,109)
    Other                               $      82    $    (2,094)
       Total                            $ (34,797)   $   (37,203)

Interest costs declined in the three months ended March 31, 2003. Interest expense relates to Company short-term borrowings invested to support funding needed in 2000 and 2001, and 2002 to cover the Company's turnaround and continues. Also contributing to the decline in interest cost is the Company's decision in 2001 to discontinue granting stock incentives to lenders for debt funding.

Liquidity and Capital Resources The following table sets forth selected financial condition information as of March 31, 2003 compared to December 31, 2002:

 Balance Sheet -                              2003           2002
      Working Capital                    ($  983,265)   ($1,007,838)
      Total Assets                        $1,154,766     $1,205,944
      Debt Obligations                    $  906,462     $  985,310
      Shareholders' (Deficit)            ($  512,891)   ($  530,543)

Liquidity and sufficient capital resources continued to be a problem during the first three months of 2003. Total costs exceed revenues throughout the first three months of the first quarter ended March 31, 2003, but are expected to improve in the second quarter. Cash flows therefore are expected to improve through the balance of the year.

Monthly cash flows remain positive. Management believes it can continue to manage this in the near-term with additional new business that is pending while it negotiates additional funding opportunities intended to recapitalize the Company.

The Company is engaged in this regard in negotiations with several investment-banking firms and others with the intent of securing equity funding of $1 million. These negotiations were continuing at March 31, 2003.

In March 2001 the Company and holders of four of the Company's notes payable that were due in March and September of 2001 entered into Note Deferral and Extension Agreements wherein each note holder agreed to defer all principal payments until July 15, 2001. The Company agreed to make a twenty-five percent (25%) principal payment to each note holder on July 15, 2001. The notes' due dates were extend to July 15, 2002, but at July 15, 2002 the Company was unable to make the scheduled partial principle payment or commence making level monthly principal and interests payments over the remaining twelve-month period of the notes. As part of that agreement the Company also agreed to increase the interest rates of the notes from their stated twelve to fourteen percent (12% to 14%) to eighteen percent (18%). The Company has continued to make timely monthly interest payments to the holders. Further, the Company is in communication with the holders and believes it will be able to negotiate an arrangement that will not adversely impact the Company's continuing operations.

At March 31, 2003, the Company had accrued approximately $47 thousand of unpaid payroll taxes, interest and penalties. At the end of June, 2002 the Company submitted required documentation in support of its "Offer In Compromise" it filed in 2001 to the IRS. Management believes the Company will be able to successfully liquidate this liability without incurring any adverse effects on the Company's financial condition from actions of the IRS.

CONTACT:  OneSource Technologies, Inc.
          Michael Hirschey, CEO
          (480) 889-1177
          mhirschey@1sourcetech.com